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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: JUNE 27, 1996

                            CVD FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                            (State of Incorporation)

          1-12212                                   95-4426690
(Commission File Number)                (I.R.S. Employer Identification No.)

            400 BURRARD STREET, SUITE 1250, VANCOUVER, B.C., V6C 3A6 (Address of principal executive offices, including postal code)

                                 (604) 683-5312
              (Registrant's telephone number, including area code)
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ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS.

CVD Financial Corporation ("CVD") entered into an agreement with Logan International Corp. ("Logan") dated for reference June 20, 1996, whereby CVD, or a wholly-owned subsidiary, subscribed for and Logan agreed to create and issue $6 million of preferred shares in the common stock of Logan (the "Logan Preferred Stock"), subject to certain conditions which were satisfied on June 27, 1996. The Logan Preferred Stock provide for, among other things: (i) a cumulative dividend of 5% per annum; (ii) interest on accrued and unpaid dividends; (iii) redemption by Logan at any time and from time to time; (iv) an issue price of $100 per share; (v) one vote per share; and (vi) a 10% premium on the amount paid-up thereon on redemption, liquidation, dissolution or wind-up.

M.J. Smith, a director and the President of CVD, is a director and officer of Logan and J.H.S. Lee, a director and Chairman of CVD, is also a director and officer of Logan. The terms of the aforesaid agreement were approved by the disinterested directors of CVD and Logan.

ITEM 5.         OTHER EVENTS.

CVD entered into an agreement with Arbatax International Inc. ("Arbatax") dated for reference June 20, 1996, whereby CVD agreed to create and issue and Arbatax subscribed for $6 million of preferred shares in the common stock of CVD (the "CVD Preferred Stock"), subject to certain conditions which were satisfied on June 27, 1996. The CVD Preferred Stock provide for, among other things: (i) a cumulative dividend of 5% per annum; (ii) interest on accrued and unpaid dividends; (iii) redemption by CVD at any time and from time to time; (iv) an issue price of $2.00 per share; (v) variable voting rights which limit the votes thereon so that any holder or group has less than 34.6% of the total votes attached to the outstanding voting shares of CVD, subject to certain adjustments; and (vi) a premium of 10% on the amount paid-up thereon on redemption, liquidation, dissolution or winding-up.

Arbatax is the holder of approximately 34.6% of CVD's issued and outstanding common shares. M.J. Smith, a director and the President of CVD, is also a director and officer of Arbatax. J.S.H. Lee, a director and Chairman of CVD, is also a director and officer of Arbatax. The terms of the aforesaid agreement were approved by the disinterested directors of CVD and Arbatax.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits:

         Exhibit
         Number                   Description
         ------                   -----------
           2.1      Subscription Agreement between CVD Financial Corporation and
                    Logan International Corp. dated for reference June 20, 1996

           2.2      Subscription Agreement between CVD Financial Corporation and
                    Arbatax International Inc. dated for reference June 20, 1996


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       CVD FINANCIAL CORPORATION

                                       By: /s/ Michael J. Smith
                                           ------------------------------------
                                           Michael J. Smith, President,
                                           Chief Executive Officer and
                                           Chief Financial Officer

Date:      July 10, 1996

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                                  EXHIBIT INDEX

  Exhibit
  Number                             Description
  -------                            -----------
    2.1      Subscription Agreement between CVD Financial Corporation and
             Logan International Corp. dated for reference June 20, 1996

    2.2      Subscription Agreement between CVD Financial Corporation and
             Arbatax International Inc. dated for reference June 20, 1996



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